EXHIBIT 32.1      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                             CHIEF FINANCIAL OFFICER


      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned, the Principal Executive Officer (CEO) and the Principal Financial Officer (CFO) of Viking Capital Group, Inc. (the "Company") each hereby certifies that to his knowledge on the date hereof:

         (1) The Quarterly Report on Form 10-QSB of the Company, for the quarter ended March 31, 2004, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  May 7, 2004           /s/ William J. Fossen
                              ---------------------
                              William J. Fossen
                              Chief Executive Officer

Dated:  May 7, 2004           /s/ Matthew W. Fossen
                              ---------------------
                              Matthew W. Fossen
                              Chief Financial Officer







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